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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of USA Waste Services, Inc. on Form S-3 (File Nos. 333-00097, 333-08573, 333-17421
and 333-32471), on Form S-4 (333-31979 and 333-32805), and on Form S-8 (File
Nos. 33-43619, 33-72436, 33-84988, 33-84990, 33-59807, 33-61621, 33-61625,
33-61627, 333-02181, 333-08161, 333-14115, 333-14613, and 333-34819), of our
report dated October 31, 1997, on our audits of the supplemental consolidated financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Current Report on Form 8-K.



                                                        Coopers & Lybrand L.L.P.

Houston, Texas
November 12, 1997